Rhythm Pharmaceuticals Announces Changes to Board of Directors
-- Kim Popovits appointed as new Director; Ed Mathers to depart --
BOSTON, April 3, 2026 – Rhythm Pharmaceuticals, Inc. (Nasdaq: RYTM), a global commercial-stage biopharmaceutical company focused on transforming the lives of patients living with rare neuroendocrine diseases, today announced changes to its Board of Directors, including the appointment of Kim Popovits and the departure of Ed Mathers.
“We are thrilled to welcome Kim to our Board of Directors,” said David Meeker, M.D., Chairman, President and Chief Executive Officer of Rhythm. “Kim brings decades of leadership experience across biotechnology, diagnostics and commercial innovation, with a proven track record of building high-performing organizations and bringing transformative products to patients. Her deep expertise in commercialization, reimbursement and governance will be highly valuable as we continue to advance Rhythm’s mission and long-term growth.”
Dr. Meeker added, “On behalf of the Board and the entire Rhythm team, I thank Ed for his many years of dedicated service and leadership. Since 2013, Ed’s deep biopharmaceutical experience, long-term strategic perspective and his steady stewardship have been invaluable to Rhythm’s evolution.”
Kim Popovits is an accomplished life sciences leader with more than 40 years of experience building and leading innovative healthcare companies. She previously served as Chairman of the Board, Chief Executive Officer and President of Genomic Health, where she led the development and commercialization of Oncotype DX. Earlier in her career, Ms. Popovits held senior leadership roles at Genentech, where she helped commercialize multiple first-in-class therapies, and American Critical Care, a Division of American Hospital Supply Corporation. She currently serves on the boards of several public and private life sciences companies and is an Executive Advisor to Blackstone Life Sciences.
About Rhythm Pharmaceuticals
Rhythm is a commercial-stage biopharmaceutical company committed to transforming the lives of patients and their families living with rare neuroendocrine diseases. Rhythm’s lead asset, IMCIVREE® (setmelanotide), an MC4R agonist designed to treat hyperphagia and severe obesity, is approved by the U.S. Food and Drug Administration (FDA) to reduce excess body weight and maintain reduction long term in adults and pediatric patients aged 4 years and older with acquired hypothalamic obesity, adult and pediatric patients 2 years of age and older with syndromic or monogenic obesity due to Bardet-Biedl syndrome (BBS) or genetically confirmed pro-opiomelanocortin (POMC), including proprotein convertase subtilisin/kexin type 1 (PCSK1), deficiency or leptin receptor (LEPR) deficiency. Both the European Commission (EC) and the UK’s Medicines & Healthcare Products Regulatory Agency (MHRA) have authorized setmelanotide for the treatment of obesity and the control of hunger associated with genetically confirmed BBS or genetically confirmed loss-of-function biallelic POMC, including PCSK1, deficiency or biallelic LEPR deficiency in adults and children 2 years of age and above. Additionally, Rhythm is advancing a broad clinical development program for setmelanotide in other rare diseases, as well as investigational MC4R agonists bivamelagon and RM-718, and a preclinical suite of small molecules for the treatment of congenital hyperinsulinism. Rhythm’s headquarters is in Boston, MA.
Setmelanotide Indication
In the United States, setmelanotide is indicated to reduce excess body weight and maintain weight reduction long term in adults and pediatric patients aged 4 years and older with acquired hypothalamic obesity, in adult and pediatric patients aged 2 years and older with syndromic or monogenic obesity due to Bardet-Biedl syndrome (BBS) or Pro-opiomelanocortin (POMC), proprotein convertase subtilisin/kexin type 1 (PCSK1), or leptin receptor (LEPR) deficiency confirmed by genetic testing demonstrating variants in POMC, PCSK1, or LEPR genes that are interpreted as pathogenic, likely pathogenic, or of uncertain significance (VUS).
In the European Union and the United Kingdom, setmelanotide is indicated for the treatment of obesity and the control of hunger associated with genetically confirmed BBS or loss-of-function biallelic POMC, including PCSK1, deficiency or biallelic LEPR deficiency in adults and children 2 years of age and above. In the European Union and the United Kingdom, setmelanotide should be prescribed and supervised by a physician with expertise in obesity with underlying genetic etiology.
Limitations of Use
Setmelanotide is not indicated for the treatment of patients with the following conditions as setmelanotide would not be expected to be effective:
•Obesity due to suspected POMC, PCSK1, or LEPR deficiency with POMC, PCSK1, or LEPR variants classified as benign or likely benign
•Other types of obesity not related to acquired HO, BBS, or POMC, PCSK1 or LEPR deficiency, including obesity associated with other genetic syndromes and general (polygenic) obesity.
Important Safety Information
CONTRAINDICATIONS
Prior serious hypersensitivity to setmelanotide or any of the excipients in IMCIVREE. Serious hypersensitivity reactions (e.g., anaphylaxis) have been reported.
WARNINGS AND PRECAUTIONS
Disturbance in Sexual Arousal: Spontaneous penile erections and increased frequency of penile erections in males have occurred. Inform patients that these events may occur and instruct patients who have an erection lasting longer than 4 hours to seek emergency medical attention.
Depression and Suicidal Ideation: Depression and suicidal ideation have occurred. Monitor patients for new onset or worsening depression or suicidal thoughts or behaviors. Consider discontinuing IMCIVREE if patients experience suicidal thoughts or behaviors, or clinically significant or persistent depression symptoms occur.
Hypersensitivity Reactions: Serious hypersensitivity reactions (e.g., anaphylaxis) have been reported. If suspected, advise patients to promptly seek medical attention and discontinue IMCIVREE.
Skin Hyperpigmentation, Darkening of Pre-existing Nevi, and Development of New Melanocytic Nevi: Generalized or focal increases in skin pigmentation occurred in the majority of IMCIVREE-treated patients. IMCIVREE may also cause development of new melanocytic nevi or darkening of pre-existing nevi. Perform a full body skin examination prior to initiation and periodically during treatment to monitor pre-existing and new pigmented lesions.
Acute Adrenal Insufficiency with Acquired HO: Patients with acquired HO and secondary adrenal insufficiency reported serious adverse reactions related to acute adrenal insufficiency in 5% of IMCIVREE-treated patients and no placebo-treated patients. In patients with secondary adrenal insufficiency, monitor for clinical signs of acute adrenal insufficiency.
Sodium Imbalance in Patients with Acquired HO and Central Diabetes Insipidus: Patients with acquired HO and concomitant central diabetes insipidus (DI)/arginine vasopressin (AVP) deficiency reported hyponatremia in 6% of IMCIVREE-treated patients and 2% of placebo-treated patients and hypernatremia in 5% of IMCIVREE-treated patients and 4% of placebo-treated patients. Monitor serum sodium levels with changes in fluid intake and hydration status. Adjust the doses of concomitant therapies for DI/AVP deficiency as needed.
ADVERSE REACTIONS
Most common adverse reactions (incidence ≥20% in at least 1 indication) included skin hyperpigmentation, injection site reactions, nausea, headache, diarrhea, abdominal pain, vomiting, depression, and spontaneous penile erection.
USE IN SPECIFIC POPULATIONS
Treatment with IMCIVREE is not recommended when breastfeeding. Discontinue IMCIVREE when pregnancy is recognized unless the benefits of therapy outweigh the potential risks to the fetus.
To report SUSPECTED ADVERSE REACTIONS, contact Rhythm Pharmaceuticals at +1 (833) 789-6337 or FDA at 1-800-FDA-1088 or http://www.fda.gov/medwatch. See section 4.8 of the Summary of Product Characteristics for information on reporting suspected adverse reactions in Europe.
Please see the full Prescribing Information for additional Important Safety Information.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding advancement of the Company’s mission and long-term growth; the safety, efficacy, potential benefits of, and clinical design or progress of any of our products or product candidates at any dosage or in any indication; the future announcement of data from our ongoing clinical trials; the ongoing enrollment in and potential progress or outcomes of our clinical trials; and the timing of any of the foregoing. Statements using words such as “expect”, “anticipate”, “believe”, “may”, “will” and similar terms are also forward-looking statements. Such statements are subject to numerous risks and uncertainties, including, but not limited to, our ability to enroll patients in clinical trials, the design and outcome of clinical trials, the impact of competition, the ability to achieve or obtain necessary regulatory approvals, risks associated with data analysis and reporting, unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives, risks associated with the laws and regulations governing our international operations and the costs of any related compliance programs, our ability to successfully commercialize setmelanotide, our liquidity and expenses, our ability to retain our key employees and consultants, and to attract, retain and motivate qualified personnel, and general economic conditions, and the other important factors, including those discussed under the caption “Risk Factors” in Rhythm’s Annual Report on Form 10-K for the year ended December 31, 2025 and our other filings with the Securities and Exchange Commission. Except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this press release or to update them to reflect events or circumstances occurring after the date of this press release, whether as a result of new information, future developments or otherwise.

Corporate Contact:
David Connolly
Head of Investor Relations and Corporate Communications
Rhythm Pharmaceuticals, Inc.
dconnolly@rhythmtx.com

Media Contact:
Layne Cosgrove
Real Chemistry
llitsinger@realchemistry.com